EXHIBIT 99.1
                                                                   PAGE 1 OF 1



                      LEHMAN STRUCTURED SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-1




ITEM 12. Security Ownership of Certain Beneficial Owners

As of December 31, 1998, the following persons were known to the Registrant to be the registered owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:


   TITLE               NAME AND ADDRESS                AMOUNT OF BENEFICIAL
  OF CLASS           OF HOLDERS OF RECORD          OWNERSHIP (ORIGINAL PRINCIPAL)   % CLASS
  --------           --------------------          ------------------------------   -------

Class E-1             Cede & Co.                            $29,579,266.21             100%
                      55 Water Street
                      New York, New York  10005

Class E-2             Mellon Bank                             $2,500,000                 7%
                      P.O. Box 3195
                      Attn:  MBS Income Unit
                      Pittsburgh, PA  15230

                      TFinn & Co.                             $8,000,000                20%
                      c/o Chase Manhattan Bank
                      P.O. Box 50000
                      Newark, New Jersey  07101

                      TFinn & Co.                           $25,652,436.47              71%
                      c/o Chase Manhattan Bank
                      P.O. Box 50000
                      Department 6583
                      Outsourcing Services
                      Newark, New Jersey  07101

Class R               Lehman Structured Securities Corp.          -0-                  100%
                      3 World Financial Center
                      New York, New York  10285


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